     As filed with the Securities and Exchange Commission on August 14, 1998

                                            REGISTRATION STATEMENT NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                             SPS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

          PENNSYLVANIA                                           23-1116110
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                         101 GREENWOOD AVENUE, SUITE 470
                         JENKINTOWN, PENNSYLVANIA 19046
                                 (215) 517-2000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                         -------------------------------

                               JAMES D. DEE, ESQ.
                             SPS TECHNOLOGIES, INC.
                         101 GREENWOOD AVENUE, SUITE 470
                         JENKINTOWN, PENNSYLVANIA 19046
                                 (215) 517-2000
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 With a copy to:

                             JOHN R. LECLAIRE, P.C.
                           GOODWIN, PROCTER & HOAR LLP
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881
                                 (617) 570-1000

                          -----------------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
Title of Securities Being    Amount to be        Proposed Maximum          Proposed Maximum Aggregate      Amount of
       Registered             Registered     Offering Price Per Share(1)        Offering Price(1)       Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
    $0.50 per share             203,935             $50.4375                      $10,285,972             $3,034.36
------------------------------------------------------------------------------------------------------------------------

(1) Based upon the average of the high and low sale prices of the Common Stock of SPS Technologies, Inc. reported on the New York Stock Exchange on August 11, 1998 and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS                   SUBJECT TO COMPLETION


                                 203,935 SHARES

                             SPS TECHNOLOGIES, INC.

                                  COMMON STOCK

                               -------------------

        In accordance with the applicable rules of the Securities and Exchange Commission (the "Commission"), this Prospectus may be used in connection with offerings of the common stock, par value $0.50 per share (the "Common Stock"), of SPS Technologies, Inc., a Pennsylvania corporation ("SPS" or the "Company"). This Prospectus relates to the resale by certain shareholders of SPS (the "Selling Securityholders") of up to 203,935 shares of Common Stock held by the Selling Securityholders which were issued without registration under the Securities Act of 1933 (the "Securities Act") in transactions not involving a public offering. The registration of shares of Common Stock hereby does not necessarily mean that any of the shares will actually be offered or sold by the Selling Securityholders hereunder.

        The 203,935 shares of Common Stock registered hereunder may be offered from time to time by the Selling Securityholders in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing for the Common Stock on the New York Stock Exchange at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Securityholders may effect such transactions by selling directly to purchasers or to or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and the purchasers of the shares of Common Stock for which such underwriters, agents or broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary commissions). See "Selling Securityholders" and "Plan of Distribution."

        The aggregate proceeds to the Selling Securityholders from the sale of the Common Stock offered hereby will be the purchase price of the Common Stock sold less the aggregate agents' or broker-dealers' commissions and underwriters' discount, if any, and other expenses of issuance and distribution not borne by the Company. The Company will not receive any proceeds from the sale of the Common Stock offered hereby by the Selling Securityholders. The Company will pay all of the expenses of the registration of the shares of Common Stock being offered by the Selling Securityholders pursuant to this Prospectus other than brokerage or underwriting commissions and fees and expenses of counsel and other advisors to the Selling Securityholders.

        The Common Stock is listed on the New York Stock Exchange under the symbol "ST."



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                               -------------------

                The date of this Prospectus is __________, 1998.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC" or the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Company is required to file electronic versions of these reports, proxy statements and other information with the Commission via the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") System. The Commission maintains a site on the World Wide Web (http://www.sec.gov) that contains all EDGAR filings. In addition, the Common Stock is listed on the New York Stock Exchange and the aforementioned materials may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the Common Stock. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. The Registration Statement, including exhibits thereto, may be inspected and copied at the locations described above. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-4416); (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998; (iii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998; (iv) the description of the Company's Common Stock contained in its Registration Statement on Form 10, including any amendment or report filed for the purpose of amending such description; and (v) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1997.

        All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in an applicable Prospectus Supplement) or in any subsequently filed document that is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus or any Prospectus Supplement, except as so modified or superseded.

        The Company will provide, without charge, to each person, including any owner (beneficial or of record) of Common Stock, to whom a copy of this Prospectus is delivered, at the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to James D. Dee, Esq., Vice President, General Counsel and Secretary, SPS Technologies, Inc., 101 Greenwood Avenue, Suite 470, Jenkintown, PA 19046, telephone (215) 517-2000.


                                   THE COMPANY

        The Company's principal executive offices are located at 101 Greenwood Avenue, Suite 470, Jenkintown, PA 19046, telephone (215) 517-2000.


                             SELLING SECURITYHOLDERS

        The following table sets forth certain information with respect to the Selling Securityholders, including the number of shares of Common Stock beneficially owned by each Selling Securityholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of Common Stock offered hereby. There can be no assurance that all or any of the shares offered hereby will be sold.

                                                                                                   PERCENTAGE
                                                                                                    OF SHARES
                                 NUMBER OF SHARES         NUMBER OF        NUMBER OF SHARES         OF VOTING
                                  OF COMMON STOCK         SHARES OF         OF COMMON STOCK           STOCK
                                 BENEFICIALLY HELD       COMMON STOCK      BENEFICIALLY HELD       OUTSTANDING
SELLING SECURITYHOLDER         PRIOR TO THE OFFERING    STOCK OFFERED     AFTER THE OFFERING    AFTER THE OFFERING
----------------------         ---------------------    -------------     ------------------    ------------------

Edward Cebulko                         62,401               62,401                  0                   0
Richard Lassiter                      141,534              141,534                  0                   0

                              PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to an aggregate of 203,935 shares of Common Stock. The Company is registering the Common Stock at the request of the Selling Securityholders, but the registration of the Common Stock does not necessarily mean that any of the Common Stock will be offered or sold by the Selling Securityholders hereunder. The Company will not receive any proceeds from the offering of the Common Stock by the Selling Securityholders.

     The distribution of the Common Stock may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing for the Common Stock on the New York Stock Exchange at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders. Underwriters may sell the Common Stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Securityholders from sales of the Common Stock offered by the Selling Securityholders hereby will be the selling price of such Common Stock less the aggregate agents' or broker-dealers' commissions and underwriters' discounts, if any.

     To the extent required by the Securities Act with respect to underwritten offerings, the specific shares of Common Stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

     The sale of shares of Common Stock by the Selling Securityholders, or by pledgees, donees, transferees or other successors in interest, may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Securityholders or may purchase from the Selling Securityholders all or a portion of such shares as principal. Such sales may be made on the New York Stock Exchange or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions: (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Securityholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

     In order to comply with the securities laws of certain states, if applicable, the Common Stock may be sold only through registered or licensed brokers or dealers.

     The Company will pay substantially all the expenses incurred by the Selling Securityholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents.


                                     EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

======================================   =======================================

      NO DEALER, SALESPERSON OR OTHER
INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR MAKE ANY
REPRESENTATIONS NOT CONTAINED IN THIS
PROSPECTUS. IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATION MUST NOT               203,935 SHARES
BE RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY OR THE
SELLING SECURITYHOLDERS. THIS
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL, OR A SOLICITATION OF AN
OFFER TO BUY, THE COMMON STOCK IN ANY
JURISDICTION WHERE, OR TO ANY PERSON             SPS TECHNOLOGIES, INC.
TO WHOM, IT IS UNLAWFUL TO MAKE SUCH
OFFER OR SOLICITATION. NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE AN IMPLICATION
THAT THERE HAS NOT BEEN ANY CHANGE IN
THE FACTS SET FORTH IN THIS PROSPECTUS
OR IN THE AFFAIRS OF THE COMPANY SINCE                COMMON STOCK
THE DATE HEREOF.


         --------------------


           TABLE OF CONTENTS

Available Information................2
Incorporation of Certain Documents               --------------------
 by Reference........................2
The Company..........................3                PROSPECTUS
Selling Securityholders..............3
Plan of Distribution.................4           --------------------
Experts..............................5


         --------------------







                                                 _______________, 1998



======================================   =======================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts except the registration fee are estimated):

        Registration fee -- Securities and Exchange Commission ........  $3,034
        Accountants' fees and expenses.................................   2,000
        Blue Sky fees and expenses.....................................       *
        Legal fees and expenses (other than Blue Sky)..................   1,000
        Miscellaneous..................................................       *
                                                                         ------

        TOTAL..........................................................  $6,034
                                                                         ======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

        Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

        Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which a person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

        Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by the board of directors: (i) by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

        Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

        Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, votes of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

        Section 1747 grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

        Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

        Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

        For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such, reference is made to
Article IX of the Company's Bylaws, which provides in general that the Company shall indemnify its officers, directors, employees and agents to the fullest extent authorized by law.

        The Company has directors' and officers' liability insurance covering certain liabilities incurred by the officers and directors of the Company in connection with the performance of their duties.


ITEM 16.  EXHIBITS.

      4.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

      4.2 By-laws, as amended (incorporated herein by reference to Exhibit 3b to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993).

      5.1         Opinion as to the legality of the securities being registered.

      23.1        Consent of PricewaterhouseCoopers LLP.

      23.2        Consent of counsel (contained in Exhibit 5.1).

      24.1 Powers of Attorney (included on the signature page of this Registration Statement).


ITEM 17.  UNDERTAKINGS.

        (a)    The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Jenkintown, Pennsylvania, on August 11, 1998.

                                 SPS TECHNOLOGIES, INC.


                                 By: /s/ William M. Shockley
                                     -------------------------------------------
                                     WILLIAM M. SHOCKLEY
                                     VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND
                                     CONTROLLER


                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints William M. Shockley and James D. Dee, Esq., and each of them, as her or his true and lawful attorney-in-fact and agent, with full power of substitution, for her or him and in her or his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her or his substitute may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                       Title                               Date
            ---------                       -----                               ----


/s/ Charles W. Grigg            Chairman, Chief Executive Officer,       August  12, 1998
-----------------------------   President and Director (Principal
CHARLES W. GRIGG                Executive Officer)


/s/ William M. Shockley         Vice President, Chief Financial          August  11, 1998
-----------------------------   Officer and Controller (Principal
WILLIAM M. SHOCKLEY             Financial Officer)


/s/ Howard T. Hallowell III     Director                                 August  13, 1998
-----------------------------
HOWARD T. HALLOWELL III


/s/ Richard W. Kelso            Director                                 August  12, 1998
-----------------------------
RICHARD W. KELSO


                                Director                                 August  __, 1998
-----------------------------
JAMES F. O'CONNOR


/s/ Eric M. Ruttenberg          Director                                 August  12, 1998
-----------------------------
ERIC M. RUTTENBERG


                                Director                                 August  __, 1998
-----------------------------
RAYMOND P. SHARPE


/s/ Harry J. Wilkinson          Director                                 August  12, 1998
-----------------------------
HARRY J. WILKINSON



                                  EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------

     4.1 Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3a to the Company's Annual Report on Form 10-K for the year ended December 31, 1997).

     4.2 By-laws, as amended (incorporated herein by reference to Exhibit 3b to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1993).

     5.1 Opinion as to the legality of the securities being registered (filed herewith).

    23.1            Consent of PricewaterhouseCoopers LLP (filed herewith).

    23.2            Consent of counsel (contained in Exhibit 5.1).

    24.1 Powers of Attorney (included on the signature pages of this Registration Statement).